UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 4, 2005
                                                         ----------------

                       PROVIDENT FINANCIAL SERVICES, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                           001-31566                 42-1547151
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(State or Other Jurisdiction)    (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                       07306-4599
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02       Departure of Directors or Principal Officers; Election of
                Directors; Appointment of Principal Officers.
                ---------------------------------------------

         (c) Effective February 4, 2005, Thomas M. Lyons was appointed First Vice President and Principal Accounting Officer of The Provident Bank, the wholly-owned savings bank subsidiary of Provident Financial Services, Inc. (the "Company"). In this capacity, Mr. Lyons will oversee accounting policy and financial reporting for the Company. This new position will report to the Chief Financial Officer, Linda A. Niro.

         Mr. Lyons, age 40, joined The Provident Bank in July 2004 as First Vice President-Finance after the merger of First Sentinel Bancorp, Inc. with and into the Company and the merger of First Savings Bank with and into The Provident Bank. He was formerly Executive Vice President and Chief Financial Officer of First Sentinel Bancorp, Inc. and First Savings Bank since 2003. He was named Senior Vice President and Chief Financial Officer of First Savings Bank in April 2001 and appointed to the same position at First Sentinel Bancorp, Inc. in January 2002. Mr. Lyons joined First Savings Bank in September 1999 as Vice President and Chief Accounting Officer.

         The Company entered into a Change in Control Agreement with Mr. Lyons effective July 14, 2004 with an annual anniversary date of January 15 each year. That change in control agreement, the form of which was filed as an Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-98241), provides certain benefits to Mr. Lyons in the event of a change in control of the Company or The Provident Bank. The agreement is for a term of 24 months. Commencing on the first anniversary date of the agreement and on each anniversary date thereafter, the term of the agreement extends for an additional 12 months unless the board of directors of the Company provides notice of nonrenewal. In the event notice of nonrenewal is provided, the agreement terminates 24 months following the applicable anniversary date. For the purposes of the agreement, a "change in control" is defined generally to mean: (i) approval by stockholders of a plan of reorganization, merger or consolidation of the Company or The Provident Bank where the Company or The Provident Bank is not the surviving entity; (ii) changes to the board of directors of the Company or The Provident Bank whereby individuals who constitute the current board of directors cease to constitute a majority of the board of directors, subject to certain exceptions; (iii) the acquisition of all or substantially all of the assets of the Company or the beneficial ownership of 20% or more of the voting securities of the Company; or (iv) a complete liquidation or dissolution of the Company or The Provident Bank or approval by the Company's stockholders of a plan for such dissolution or liquidation.

         Following a change in control of the Company or The Provident Bank, Mr. Lyons is entitled to a payment if his employment is terminated during the term of the agreement, other than for cause, disability or retirement, as defined, or if he terminates employment during the term of such agreement for good reason. Good reason is generally defined to include the assignment of duties materially inconsistent with the officer's positions, duties or responsibilities as in effect prior to the change in control, a reduction in his or her annual compensation or benefits, or relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control, or a failure of the Company to obtain an assumption of the agreement by its successor. In the event Mr. Lyons is entitled to receive severance payments pursuant to the agreement, he will receive a cash payment equal to two times the highest annualized rate of base salary and other cash compensation paid to him during the year in which he was terminated or either of the immediately preceding two calendar years, whichever is greater. In addition to the severance payment, he would generally be entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. Notwithstanding any provision to the contrary in the agreement, payments are reduced to the extent necessary to prevent an excess parachute payment under
Section 280G of the Internal Revenue Code.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          PROVIDENT FINANCIAL SERVICES, INC.



DATE:  February 8, 2005                   By:/s/ Christopher Martin
                                             -----------------------------------
                                             Christopher Martin, President